SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2009 (September 28, 2009)

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 CommScope Place, SE Hickory, North Carolina 28602
(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Principal Accounting Officer

On September 28, 2009, William R. Gooden, the principal accounting officer of CommScope, Inc. (the “Company”), resigned as Senior Vice President and Controller of the Company effective November 15, 2009. Mr. Gooden will assume other duties with the Company until his planned retirement in 2010. Mr. Gooden joined CommScope in 1978 and served as CommScope’s principal accounting officer since 1997.

(c) Appointment of Principal Accounting Officer

On September 28, 2009, the Board of Directors of the Company elected Mark A. Olson as Senior Vice President and Controller of the Company and appointed him as the principal accounting officer of the Company, in each case, to be effective November 15, 2009.

Mr. Olson, 51, has been Vice President and Group Controller for Andrew LLC (formerly known as Andrew Corporation, “Andrew”) since December 2007, when the Company acquired Andrew. Prior to that, Mr. Olson was Vice President, Corporate Controller and Chief Accounting Officer of Andrew. Mr. Olson joined Andrew in 1993 as Group Controller. He was named Corporate Controller in 1998, Vice President and Corporate Controller in 2000 and Chief Accounting Officer in 2003. Prior to joining Andrew, Mr. Olson was employed by Nortel and Johnson & Johnson. He received a Bachelor of Arts in accounting and Spanish from Lewis University and a Master of Business Administration from DePaul University. He is a CPA and a member of the AICPA and the Illinois CPA Society.

Upon his appointment becoming effective, Mr. Olson will become a party to a Severance Protection Agreement with the Company (the “Severance Agreement”). The initial term of the Severance Agreement will expire on December 31, 2012, and on January 1, 2011, and each January 1 thereafter, the term will automatically extend for one additional year unless either party gives at least ninety days’ notice of non-extension. The Severance Agreement has substantially the same terms as the Amended and Restated Severance Protection Agreement filed as an exhibit to the Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 3, 2009, except that Mr. Olson’s agreement does not include a gross-up of any excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

Also, upon his appointment becoming effective, Mr. Olson will become a party to an Indemnification Agreement with the Company (the “Indemnification Agreement”). The Indemnification Agreement has substantially the same terms as the Indemnification Agreement filed as an exhibit to the Form 10-K for the year ended December 31, 2008, filed with the SEC on February 26, 2009

The Company’s press release announcing the appointment of Mr. Olson as the Company’s principal accounting officer is included with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit.	Description.

99.1	CommScope, Inc. press release, dated September 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2009

COMMSCOPE, INC.

By:	/S/ JEARLD L. LEONHARDT
Jearld L. Leonhardt
Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit.	Description.

99.1	CommScope, Inc. press release, dated September 28, 2009.